UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2011

TEMPUR-PEDIC INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	Tempur-Pedic International Inc.’s (the Company) annual meeting of stockholders was held on April 26, 2011.
(b)	The name of each director elected at the meeting and a brief description of each other matter voted upon at the meeting is set forth below.
The stockholders elected all of the Company’s nominees for directors; ratified the appointment of Ernst and Young as the Company’s independent auditor for the year ending December 31, 2011; approved the advisory vote resolution regarding the compensation of the named executive officers as set forth in the 2011 proxy statement; and recommend that the Company hold future advisory votes on executive compensation every year.

1)	Election of Directors:

	For	Against	Abstain	Broker Non-Votes

Evelyn S. Dilsaver	59,225,772	150,188	11,828	4,014,029
Frank Doyle	59,303,638	72,212	11,938	4,014,029
John Heil	59,311,128	64,722	11,938	4,014,029
Peter K. Hoffman	59,304,320	71,530	11,938	4,014,029
Sir Paul Judge	58,971,495	404,255	12,038	4,014,029
Nancy F. Koehn	59,347,982	27,968	11,838	4,014,029
Christopher A. Masto	59,316,507	59,343	11,938	4,014,029
P. Andrews McLane	59,314,628	61,222	11,938	4,014,029
Mark Sarvary	59,299,848	76,002	11,938	4,014,029
Robert B. Trussell, Jr.	59,284,349	91,301	12,138	4,014,029

2)	Ratification of Independent Auditors:
For	Against	Abstain

62,146,186	1,245,991	9,640

3)	Advisory Vote to Approve the Compensation of Named Executive Officers as described in our proxy statement:
For	Against	Abstain	Broker Non-Votes

58,993,325	379,530	14,933	4,014,029

4)	Advisory Vote on the Frequency of Future Executive Compensation Votes as described in our proxy statement:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

50,227,906	483,583	8,658,836	17,463	4,014,029

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: April 28, 2011	By:	/s/ DALE E. WILLIAMS
Name: Dale E. Williams
Title: Executive Vice President and Chief Financial Officer